Exhibit 10.1

DELUXE CORPORATION 2012 LONG-TERM INCENTIVE PLAN

Section 1.   Purpose; Shareholder Approval; Termination of 2008 Plan.

(a)           The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company’s business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

(b)           The Plan shall be submitted to the shareholders of the Company at the annual meeting of shareholders for 2012, and shall take effect upon approval by the shareholders.  Awards may be made by the Committee prior to the date of shareholder approval, but all such Awards shall be subject to shareholder approval and, if the Plan is not approved by the shareholders, shall be null and void.

(c)           This Plan supersedes the Deluxe Corporation 2008 Stock Incentive Plan, as approved by the shareholders of the Company at the annual meeting of the shareholders held on April 30, 2008, and as previously amended (the “2008 Plan”).  The 2008 Plan is hereby terminated, effective on the date of shareholder approval of this Plan, and subject to such approval.  No additional awards shall be granted under the 2008 Plan following the effective date of termination; provided that the 2008 Plan shall remain in effect with respect to awards previously granted under the 2008 Plan in accordance with Section 12 thereof.

Section 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)           “Annual Incentive Plan” shall mean the Deluxe Corporation 2012 Annual Incentive Plan.  The Annual Incentive Plan allows designated employees of the Company and its Affiliates to elect to receive annual incentive payments in the form of Shares or Restricted Stock Units as determined by the Committee.  All Shares and Restricted Stock Units issued pursuant to the Annual Incentive Plans constitute Awards under this Plan and are subject to all terms of this Plan (including without limitation Section 4(a), (b), (c) and (d), except as otherwise provided herein.

(c)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.

(d)           “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any Treasury Regulations or other authoritative administrative guidance promulgated thereunder.

(f)           “Committee” shall mean the Compensation Committee, a standing committee of the board of directors of the Company, or such other committee as may be designated by the board of directors to administer the Plan; provided that if any committee other than the Compensation Committee is designated such committee shall have at least two members, and shall consist exclusively of members of the board of directors each of whom is both “independent” as defined by Section 3.03A.02 of the Listed Company Manual of the New York Stock Exchange and a “non-employee director” within the meaning of Rule 16b-3.  At least two members of the Committee shall be “outside directors” within the meaning of Treasury Regulations §1.162-27(e)(3), and if there are other members of the Committee that are not outside directors as so defined, the following determinations shall be made be made by a subcommittee of the Committee composed only of the outside directors as so defined:  (i) any grant of an Option or Stock Appreciation Right to a person who either is at the time of grant, or the Committee determines is likely to become, a “covered employee” as defined by Treasury Regulations §1.162-27(c)(2), as interpreted by IRS Notice 2007-49, or (ii) any grant to, or determination with respect to, a Performance Award that is intended to be a “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)           “Company” shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

(h)           “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(i)           “Eligible Person” shall mean a Non-Employee Director and any employee (as determined by the Committee) providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(j)           “Fair Market Value” of a Share shall be equal to the closing price of one Share on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, the NYSE is not open for business or there are no Shares traded on such date, the Fair Market Value of a Share shall be equal to the closing price of one Share on the first day preceding such date on which the NYSE is open for business and has reported trades in the Shares. With respect to any property other than Shares (including, without limitation, any other securities), the Fair Market Value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(k)           “Full Value Award” shall mean a grant of Restricted Stock or Restricted Stock Units, a Performance Award, the matching portion of an Award (if any) under the Annual Incentive Plan, and any Award (or portion thereof) that provides for a Participant to receive Shares, or the value thereof, without payment of an amount at least equal to the Fair Market Value of the Shares at the time of grant.

(l)           “Incentive Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m)           “Non-Employee Director” shall have the meaning provided in Section 7(a) of the Plan.

(n)           “Non-Qualified Stock Option” shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)           “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(p)           “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q)           “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r)           “Person” shall mean any individual, corporation, partnership, association or trust.

(s)           “Plan” shall mean this 2012 Long-Term Incentive Plan, as amended from time to time.

(t)           “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(u)           “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v)           “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(w)           “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(x)           “Shares” shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(y)           “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.   Administration.

(a)           Power and Authority of the Committee.  The Plan shall be administered by the Committee. Except as provided in Section 8 and subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided that no such revision shall violate subsection (c) of this Section, extend the term of any Award beyond 10 years from the original grant date, or otherwise include any feature in the Award that could not have been included at the original grant date; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)           Delegation.  The Committee may delegate its powers and duties under the Plan to one or more officers of the company or an Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan  (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the effect of such delegation would make the exemption under Rule 16b-3 unavailable or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c)           Prohibition on Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

(d)           Compliance with Section 409A.  The Plan shall be administered in accordance with Section 409A of the Code, and the regulations promulgated thereunder.  Without limiting the generality of the foregoing, in no event shall the Committee permit any change to the time or form of payment of any portion of an Award that constitutes a form of deferred compensation subject to Section 409A (including the payment of any Dividend Equivalents) unless the Committee determines that such change is permitted by Section 409A.

Section 4.   Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 5,000,000, plus any Shares released as a result of the forfeiture or termination of awards issued under Prior Plans as provided in Section 4(d).  Shares to be issued under the Plan may be either Shares reacquired or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for grants under the Plan.  Shares which are delivered to the Company, or withheld from an Award, for payment of the exercise price of an Option, or for payment of tax withholding, shall not again be available for grant.  For the avoidance of doubt, (i) in the case of a Stock Appreciation Right that is settled by the delivery of Shares, the number of Shares available for grant shall be reduced by the total number of Shares subject to the Stock Appreciation Right rather than by the number of Shares actually delivered, and (ii) if the exercise price of an Option is paid in cash, any Shares purchased on the open market with such cash shall not be added to the number of Shares available for issuance under the Plan. The limits of this Section 4(a) shall not apply to a Performance Award payable solely in cash, in which the amount of the Award is not determined directly or indirectly by reference to the value of Shares.

(b)           Accounting for Awards; Fungible Shares.  For purposes of this Section 4, an Award other than a Full Value Award shall reduce the aggregate number of Shares available for grants under the Plan by the total number of Shares covered by the Award, without reduction for shares that are withheld for payment of the exercise price or withholding taxes.  A Full Value Award shall reduce the aggregate number of Shares available for grants under the Plan by the number of Shares covered by the Full Value Award multiplied by 2.23.  If any Full Value Award is forfeited or terminates without delivery of the Shares, so that the Shares covered by the Full Value Award are again available for grants pursuant to subsection (a), the number of Shares that again becomes eligible for grants shall also be multiplied by 2.23.

(c)           Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.  Without limiting the generality of the foregoing, in the case of a merger or consolidation of the Company or similar transaction, the Committee may cause the Shares underlying outstanding Awards to be converted into stock or securities of the entity resulting from the merger or consolidation, or may cause such Awards to be settled by a cash payment equal to the Fair Market Value of the Shares as a result of the transaction reduced by the exercise price of the Award, if any, or to be cancelled without payment of consideration if the Fair Market Value does not exceed the exercise price.

(d)      Prior Plan Awards.  If any Shares covered by an award issued under the 2008 Plan or the Deluxe Corporation 2000 Stock Incentive Plan that is outstanding on the Effective Date of this Plan (a “Prior Plan Award”) or to which a Prior Plan Award relates are not purchased or are forfeited, or if a Prior Plan Award otherwise terminates without delivery of any Shares, then the number of Shares subject to such Prior Plan Award, to the extent of any such forfeiture or termination, shall be added to the number of Shares available for grants under the Plan.  Shares which are delivered to the Company, or withheld from a Prior Plan Award, for payment of the exercise price of an Option or Stock Appreciation Right, or for payment of tax withholding, shall not again be available for grant.  In the case of a Full Value Award issued under the 2008 Plan, which resulted in the number of Shares available for grant under the 2008 Plan being reduced by the number of Shares covered by the Award multiplied by 2.29, the number of Shares added to the number available for grant upon the forfeiture or termination of such Award shall also be multiplied by 2.29.

(e)      Awards Limitation Under the Plan.

(i)
Section 162(m) Limitation for Certain Types of Awards.  No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.  The foregoing limitation shall not include any Shares acquired pursuant to the Annual Incentive Plan.

(ii)
Section 162(m) Limitation for Performance Awards.  The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $5.0 million in value, whether payable in cash, Shares or other property.  This limitation does not apply to any Award subject to the limitation contained in Section 4(e)(i) of the Plan and shall not include any Shares acquired pursuant to the Annual Incentive Plan.

Section 5.   Eligibility.

Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion shall deem relevant. Notwithstanding the foregoing, Incentive Stock Options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.   Awards.

(a)           Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.  In the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the purchase price shall not be less than 110 percent of the Fair Market Value.

(ii)
Option Term.  The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.  In the case of an Incentive Stock Option granted to a Participant who owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the term shall not be longer than five years from the date of grant.

(iii)
Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)
No Reload Option Features.  Options shall not include a reload feature, or any comparable feature that provides for the automatic grant of additional Options to a Participant upon exercise of the Option.

(v)
Designation as Incentive Stock Option.  Each Option that is intended to qualify as an Incentive Stock Option shall so provide in the Award Agreement, and any Option that is not specifically designated an Incentive Stock Option shall be a Non-Qualified Stock Option.  The maximum Fair Market Value (measured at the date of grant) of Shares subject to Incentive Stock Options granted to any one Participant that may vest in any year shall not exceed $100,000.  An Option may be designated as an Incentive Stock Option in part, and if an Option that was designated an Incentive Stock Option vests prematurely, so that the number of Shares vesting in a year exceeds the limitation set forth in the prior sentence, such Option shall be considered an Incentive Stock Option with respect to the number of Shares that do not exceed such limit and a Non-Qualified Stock Option with respect to the balance of the Shares subject to the Option.

(b)           Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The term of each Stock Appreciation Right shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. A Stock Appreciation Right may be granted in tandem with a Non-Qualified Stock Option for the same number of Shares, in which case the Participant may exercise either the Option or the Stock Appreciation Right, but not both, and each Share subject to either the Option or the Stock Appreciation Right shall be counted once for purposes of Section 4.

(c)           Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto or with respect to a Restricted Stock Unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)
Stock Certificates.  Any Restricted Stock granted under the Plan may be evidenced by issuance of a stock certificate or certificates or by the creation of a book entry at the Company’s transfer agent.  Any such certificate or certificates shall be held by the Company. Such certificate or certificates or book entry shall be registered in the name of the Participant and any such certificate or certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. A similar notation shall be made in the records of the transfer agent with respect to any Shares evidenced by a book entry.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)
Forfeiture; Delivery of Shares.  Except as otherwise determined by the Committee or provided in a Plan governed by this Plan, upon termination of employment (as determined under criteria established by the Committee) or, in the case of a director, service as a director during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units as soon as practical, but not more than 90 days, following the date of the lapse or waiver, subject to the provisions of the Plan and any applicable Award Agreement.

(d)           Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants which may be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock and Restricted Stock Units). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals, and such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding any other provision of the Plan to the contrary, the following additional requirements shall apply to all Performance Awards made to any Participant under the Plan:

(i)
Business Criteria.  Unless and until the Committee proposes for shareholder approval and the Company’s shareholders approve a change in the general business criteria set forth in this section, the attainment of which may determine the amount and/or vesting with respect to Performance Awards, the business criteria to be used for purposes of establishing performance goals for such Performance Awards shall be selected from among the following alternatives, each of which may be based on absolute standards or comparisons versus specified companies or groups of companies and may be applied at individual or various organizational levels (e.g., the Company as a whole or identified business units, segments or the like):

(A)	sales;

(B)	margins;

(C)	volume;

(D)	cash flow;

(E)	market share;

(F)	revenue;

(G)	earnings per Share;

(H)	Share price;

(I)	profits;

(J)	earnings before interest expense and taxes;

(K)	earnings before interest expense, interest income and taxes;

(L)	earnings before interest expense, taxes, and depreciation and/or amortization;

(M)	earnings before interest expense, interest income, taxes, and depreciation and/or amortization;

(N)	return on equity, assets or costs;

(O)	return on invested or average capital employed;

(P)	economic value; or

(Q)	cumulative total return to shareholders.

(ii)
Target Award; Maximum Amount Payable.  The target Award shall be a dollar amount or a percentage of a Participant’s annualized base salary, which may be greater or less than 100%, as determined by the Committee with respect to each Participant for each performance period.  The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year is specified in Section 4(e)(ii) of the Plan.

(iii)
Payment of Performance Awards.  Performance Awards shall be paid no later than the fifteenth day of the third month following the conclusion of the applicable performance period, unless the Committee permits a payment to be deferred pursuant to the Deluxe Corporation Deferred Compensation Plan, or any successor thereto, in accordance with requirements of Section 409A of the Code.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Performance Award, but may not exercise discretion to increase such amount.  The Committee may, but shall not be obligated to, establish, and modify from time to time, criteria to be used to determine the extent to which Performance Awards will be reduced, which criteria may include, but need not be limited to, those listed in Section 6(d)(i).

(iv)
Certain Events.  If a Participant dies, becomes permanently and totally disabled or otherwise terminates employment with the approval of the Committee before the end of a performance period or after the performance period and before a Performance Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid all or a portion of the Award that the Participant would have received but for such death, disability or other approved termination of employment.

(v)
Designations.  For a Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period (or the first 25% of a performance period of less than a year), (A) designate all Participants for such performance period, (B) establish the objective performance goals for each Participant for that performance period on the basis of one or more of the criteria set forth in (i) above and (C) determine target Awards for each Participant.

(vi)
Certification.  Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all goals (including the performance goals for a Participant) upon which any payments to a Participant for that performance period are to be based.  Such certification shall be made in sufficient time to permit payment to be made by the fifteenth day of the third month following the end of the performance period.

(vii)
Performance Awards Not Intended to Comply with Section 162(m).  The Committee may grant Performance Awards not intended to qualify as qualified performance based compensation for purposes of Section 162(m) of the Code to a Participant whom the Committee determines is not at the time of grant, and is not likely to become during the term of the Performance Award, a “covered employee” as defined by Treasury Regulations §1.162-27(c)(2), as interpreted by IRS Notice 2007-49.  Such Performance Awards may be based upon criteria not listed in Section 6(d)(i), including subjective criteria, which may be established or revised later than the date specified in Section 6(d)(v), may be increased in the Committee’s discretion notwithstanding Section 6(d)(iii), shall not require formal certification by the Committee pursuant to Section 6(d)(vi), and may exceed the limitations set forth in Section 4(e).

(e)           Dividend Equivalents.  The Committee is hereby authorized to grant to Participants with respect to Restricted Stock, Restricted Stock Units, or Performance Awards payable in Shares, but not with respect to Options or Stock Appreciation Rights, Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.  Dividend Equivalents shall be paid at the same time that dividends are paid to shareholders, unless the Award Agreement specifies that Dividend Equivalents with respect to Restricted Stock and Restricted Stock Units that have not yet vested shall be accumulated and paid as soon as practical, but not more than 90 days, after the underlying Award vests.

(f)           Vesting.  As part of making any Award, the Committee may determine the time and conditions under which the Award will vest.  Vesting may, in the Committee’s discretion, be based solely upon continued employment for a specified period of time, or may be based upon the achievement of specific performance goals which are established by the Committee in its discretion.  For all purposes of this Plan, “vesting” of an Award shall mean (i) in the case of an Option or Stock Appreciation Right, the time at which the Participant has the right to exercise the Award; (ii) in the case of Restricted Stock, the end of the restriction period; (iii) in the case of a Restricted Stock Unit, the time at which a Participant is entitled to have the Restricted Stock Unit settled by transfer of the Shares, and (iv) in the case of a Performance Award the time at which the Participant has satisfied the requirements to receive payment of such Award.  Notwithstanding the foregoing, except in cases of death or disability, no Full Value Award shall vest until three years from the date of grant, or one year if vesting is also based upon achievement of performance goals; provided that the foregoing limitation shall not apply to Awards covering a number of Shares that does not exceed 10 percent of the total number of Shares available for Awards pursuant to Section 4(a), or to Participants who elect to receive their awards under the Annual Incentive Plan in the form of Restricted Stock Units or Shares (including the matching portion of such Awards), which Awards shall not count against the 10 percent limitation referred to in the preceding clause.  If an Award that is counted against the 10 percent limitation is forfeited or otherwise terminated without delivery of Shares, then to the extent the Shares covered by such Award are again available for issuance under the Plan, such Shares shall also be available for the issuance of Awards subject to the 10 percent limitation.

(g)           General.

(i)
Consideration for Awards.  The consideration for Awards shall be services rendered or to be rendered to the Company, and for no cash consideration (or only such minimal cash consideration as may be required by applicable law) shall be required for the grant of Awards; provided that the foregoing shall not apply to the purchase price for Shares to be issued upon the exercise of an Option, Stock Appreciation Right, or other Award requiring payment (including foregoing receipt of cash compensation) for Shares.

(ii)
Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any Award granted under any Plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with Awards granted under any such other Plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

(iii)
Forms of Payments Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.  Notwithstanding the foregoing, if any Award, or portion of an Award (including any right to Dividend Equivalents), by its terms is or may be payable after the fifteenth day of the third month following the year in which the Participant’s right to the Award is no longer subject to a substantial risk of forfeiture, as defined in Section 409A of the Code, the time and form of payment of the Award shall be specified in the Award Agreement, and shall not thereafter be subject to change unless the Committee determines that the change is permissible under Section 409A of the Code.

(iv)
Limits on Transfer of Awards.  No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or (y) transfer an Award (other than an Incentive Stock Option) to any member of such Participant’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant’s “immediate family.” Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant, or by a member of such Participant’s immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.  No Awards may be transferred for value.

(v)	Term of Awards. The term of each Award shall be for such period, not longer than 10 years from the date of grant, as may be determined by the Committee.

(vi)
Restrictions; Securities Exchange Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)
Attestation.  Where the Plan or any applicable Award Agreement provides for or permits delivery of Shares by a Participant in payment with respect to any Award or grant under this Plan or for taxes, such payment may be made constructively through attestation in the discretion of and in accordance with rules established by the Committee.

(viii)
Sarbanes-Oxley Act.  The Committee shall not permit any Participant who is an executive officer or director of the Company to pay the exercise price for any Award, or any other amount owed to the Company, by a promissory note if such promissory note would constitute a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934.

(h)           Recoupment of Certain Awards. The provisions of this Section 6(h) shall apply to any Award granted to any Participant who is an officer subject to Section 16 of the 1934 Act at any time while the Award is outstanding.

(i)
If the Committee determines that any portion of an Award is an “Excess Award”, as hereinafter defined, then, if such determination is made while the Award is still outstanding, it shall be reduced by the portion thereof that constitutes an Excess Award. If such determination is made after the Award has been exercised or settled, then all future payments (including deferred payments) to the Participant with respect to other Awards shall be offset until the amount of the Excess Award has been recouped, and the Committee may, in its reasonable discretion, arrange for the recoupment of such Excess Award by pursuing legal action against the Participant, by entering into an agreement with the Participant for the repayment of the Excess Award (or in the case of an Award settled by a transfer of Shares the return of such Shares and repayment to the Participant of any exercise price paid), or, to the extent permitted by applicable law, by offsetting any other amount owed to the Participant by the Company or any of its subsidiaries, or by any combination of the foregoing. For purposes of this Section 6(h), the term “Excess Award” shall mean the following, as determined by the Committee in its sole discretion:

(A)
In the case of a Performance Award, if the Company is required to issue a restatement of any financial statement filed with the Securities and Exchange Commission (other than a restatement due to a change in accounting policy) within twelve (12) months after the end of the performance period with respect to such Performance Award, and the Committee determines that the misconduct by a Participant was a significant contributing factor to such restatement, then all, or such portion as the Committee in its reasonable discretion determines to be appropriate, of any Award the value of which was affected by such financial statement, shall be an Excess Award. Without limiting the generality of the foregoing, in the case of an Award that is an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit the Committee may determine the portion of such Award that constitutes an Excess Award on the basis of its estimate of the effect on the value of the Shares resulting from such restatement, or the amount realized by the Participant from the sale of such Shares, or on any other basis that it determines to be appropriate.

(B)
If any portion of an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit is determined to be an Excess Award, then the portion of any Dividend Equivalent that is attributable to the Excess Award shall also be an Excess Award. If the Participant has received any Restricted Stock or Restricted Stock Units as a matching grant of a deferred incentive payment pursuant to Section 6.1 of the Annual Incentive Plan and such incentive payment is subsequently determined to be an Excess Award under the Annual Incentive Plan, then the portion of the Restricted Stock or Restricted Units that is attributable to the Excess Award shall also constitute an Excess Award. For purposes of reducing any Award pursuant to this Plan, the Committee may treat any amount determined to be an Excess Award under Section 6.4 of the Annual Incentive Plan as an Excess Award.

(ii)
Upon the adoption by the Company of a policy providing for the recovery of certain incentive-based compensation as required by Section 10D of the Securities Exchange Act of 1934, as enacted by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the repayment requirements of such policy shall be deemed to be incorporated into each Award issued under the Plan including, to the extent determined by the Committee, Awards issued, exercised, or paid prior to the adoption of such policy.

Section 7.   Awards to Non-Employee Directors.

(a)           Eligibility for Awards.  Each Participant who is a member of the board of directors and is not an employee of the Company or any Affiliate of the Company (a “Non-Employee Director”) may receive grants of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units, as described in Section 6.  Awards to Non-Employee Directors shall be made annually, at the meeting of the board of directors that immediately follows each annual meeting of shareholders, and at such other times as the Committee shall determine.  The number and type of Awards to Non-Employee Directors shall be determined by the Committee.

(b)           Stock and Deferral Plan.  Each Non-Employee Director shall be eligible to receive or elect to receive his or her fees for service on the Company’s board of directors and the committees thereof in Shares or Restricted Stock Units and to defer the receipt of such Restricted Stock Units, all as described in the Deluxe Corporation Non-Employee Director Stock and Deferral Plan attached hereto as Annex I and hereby made a part hereof.

Section 8.   Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)           Amendments to the Plan.  The board of directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that:

(i)	would amend section 4(a), 4(b), 4(d) or 4(e) of the Plan;

(ii)	would permit Options or Stock Appreciation Rights to be granted with an exercise price that is less than Fair Market Value on the date of grant;

(iii)
absent such approval, would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the Financial Industry Regulatory Authority, Inc., that are applicable to the Company; or

(iv)	absent such approval, would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

The board of directors shall be entitled to delegate to the Committee the power to amend such terms of the Plan and for such purposes as the board of directors shall from time to time determine.

(b)           Waivers.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively; provided that such waiver does not have the effect of amending an Award in a manner that would not be permitted by the Plan.

(c)           Limitations on Amendments.  Neither the Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement.  Notwithstanding the foregoing, an Award Agreement may be amended without such consent to incorporate the policy described in Section 6(h)(ii), or as the Committee determines to be necessary or appropriate to cause the Award to comply with Section 409A of the Code or any other applicable law; provided that notice shall be provided to the Participant, holder or beneficiary of any such amendment.

(d)           Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9.   Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

Section 10.   General Provisions.

(a)           No Rights to Awards.  No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly approved on behalf of the Company and, if requested by the Company, accepted by the Participant.

(c)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or the Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)           Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to the Plan or such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)           Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)           Other Benefits.  No compensation or benefit Awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar Plan of the Company unless required by law or otherwise provided by such other Plan.

Section 11.   Effective Date of the Plan.

The Plan shall be effective on the date on which it is approved by the shareholders of the Company.

Section 12.   Term of the Plan.

Unless the Plan shall have been discontinued or terminated as provided in Section 8(a), the Plan shall terminate on December 31, 2022.  No Award shall be granted after the termination of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the board of directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.  Notwithstanding the foregoing, no Performance Awards (other than Performance Awards described in Section 6(d)(vii)) may be granted after the first shareholder’s meeting to be held in 2017 unless the shareholders have reapproved the terms of the Plan applicable to Performance Awards.

ANNEX I

DELUXE CORPORATION
NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN
(“PLAN”)

1.             Purpose of the Plan. The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the “Plan”) is to provide an opportunity for non-employee members of the Board of Directors (the “Board”) of Deluxe Corporation (“Deluxe” or the “Company”) to increase their ownership of Deluxe Common Stock, $1.00 par value (“Common Stock”), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Fees (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.

2.             Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan (“Eligible Directors”).

3.             Administration. This Plan will be administered by or under the direction of the Secretary of the Company (the “Administrator”). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator’s duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

4.              Election to Receive Stock and Stock Issuance.

4.1.           Election to Receive Stock in Lieu of Cash. On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect (“Stock Election”) to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to any specified percentage of the cash compensation payable to that director for services rendered as a director (including all Board and committee retainers, meeting fees and extraordinary service fees, the “Fees”). All Eligible Directors who have made such a Stock Election to receive shares of Common Stock with respect to any specified percentage of such Fees shall be deemed to be a participating director under this Plan (“Participating Director”) to at least such extent. To be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than December 31 of the year preceding the year to which such Stock Election shall apply and shall apply only with respect to services as a director provided for the period of January 1 through December 31 of the following year (“Plan Year”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs during the Plan Year, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current Plan Year, as specified in the Stock Election. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.

4.2.           Issuance of Stock in Lieu of Cash. Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Fees so elected shall (i) be issued to each Participating Director or (ii) at the Participating Director’s election pursuant to Section 4.3, be credited to such director’s account (a “Deferred Stock Account”), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a “Payment Date”). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Fees in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

4.3.           Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Fees otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than December 31 of each year with respect to payments in the ensuing Plan Year, an irrevocable election with the Administrator on a form (the “Deferral Election Form”) provided by the Administrator for that purpose (“Deferral Election”); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs during the Plan Year, shall have 30 days following such election to make a Deferral Election, which shall apply only with respect to services as a director provided following the filing of such Deferral Election with the Company during the then current Plan Year, as specified in the Deferral Election. Any portion of the Fees to be paid in cash may not be deferred pursuant to the Plan. Failure to timely file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Fees payable (i) during the ensuing Plan Year with respect to elections made on or before December 31 of each year as aforesaid and (ii) for the portion of the Plan Year after the date the Deferral Election is made or the ensuing Plan Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director’s Fees or, if permitted by the Administrator, as a dollar amount.

4.4.           Credits to Deferred Stock Account for Elective Deferrals. On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units (“Stock Units”) to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director’s Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director’s Fees payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director’s Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.

4.5.           Dividend Equivalent Payments. Each time a dividend is paid on the Common Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director’s Deferred Stock Account on the dividend record date.

4.6.           Fair Market Value. The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange (“NYSE”) on the relevant date as reported by the Wall Street Journal, Midwest Edition (or, if such publication is no longer available, such other authoritative source as may be designated by the Committee); provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.

4.7.           Separation from Service as a Director. If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Fees entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director’s then effective Stock Election or an amount shall be deferred in accordance with a Deferral Election on file with the Company. The date of separation of a Participating Director’s service as a director of the Company will be deemed to be the date of separation from service recorded on the personnel or other records of the Company; provided that there is no understanding or expectation that the Participating Director will continue or resume providing services for the Company, or any entity that would be aggregated with the Company pursuant to Section 414(b) or (c) of the Internal Revenue Code (determined without reducing the 80% ownership requirement to 50%).

5.             Relationship of Plan to Long-Term Incentive Plan. This Plan constitutes part of the Deluxe Corporation 2012 Long-Term Incentive Plan, as amended from time to time (the “LTIP”), and is subject to the terms and conditions of the LTIP. Any shares of Common Stock issued under this Plan (including additional shares issued pursuant to the following sentence) shall be issued pursuant to the terms and conditions of the LTIP, and any such shares so issued shall be subject to the limits set forth in the LTIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the LTIP.  The Committee may determine in accordance with Section 7(a) of the LTIP that any Eligible Director who makes a Stock Election shall also receive an additional Award of Restricted Stock or Restricted Stock Units pursuant to the LTIP, and the terms and conditions of such Awards, including without limitation the number of shares of Restricted Stock or Restricted Stock Units, the terms upon which such Awards shall vest and the extent to which Dividend Equivalents will be paid with respect to such Awards, shall be determined in accordance with the LTIP.  All capitalized terms used in the preceding sentence and not defined in this Plan shall have the meaning set forth in the LTIP.

6.             Deferral Payment

6.1.           Deferral Payment Election. At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director’s separation from service on the Board as provided in Section 6.2. Except as otherwise provided in Section 6.2, the deferral payment election shall be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account during the period covered by the relevant Deferral Election.

6.2.           Payment of Deferred Stock Accounts in a Lump Sum. Except as otherwise provided in Section 12 with respect to a Change of Control, Stock Units credited to a Participating Director’s Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director’s separation from service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). A Participating Director may change the date upon which he has elected to have his Deferred Stock Account distributed by filing a new deferral payment election, provided that such new deferral payment election is received by the Administrator at least one year prior to the Participating Director’s separation from service (and, if the separation from service occurs within one year after the new deferral payment election is filed, it shall be null and void), the new payment date is not less than five years later than the original payment date, and the change meets any other requirements imposed by the Administrator in order to comply with Section 409A of the Internal Revenue Code.

6.3.           Payment to Estate. In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director’s estate or beneficiaries, as the case may be, as soon as practical, but not more than 90 days, after the date of the Participating Director’s death.

7.              Holding Period. All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director’s Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule (“Rule 16b-3”), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Administrator may, in his or her discretion, (a) reduce the six month holding period requirement, or eliminate the requirement entirely, if the Administrator determines that such action is consistent with the requirements of Rule 16b-3, or (b) require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period.

8.             Limitation on Rights of Eligible and Participating Directors.

8.1.           Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company’s Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

8.2.           Nonexclusivity of the Plan. Nothing contained in this Plan is intended to affect, modify or rescind any of the Company’s existing compensation plans or programs or to create any limitations on the power of the Company’s officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.

9.             Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company’s shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange.  The amendment or termination of the Plan shall not affect Deferral Elections made for the Plan Year in which the amendment or termination occurs, and all Deferred Stock Accounts shall continue to be held and distributed in accordance with existing Deferral Elections, unless the Board, in connection with a Plan termination, also amends the Plan to provide for the distribution of all Deferred Stock Accounts to the extent permitted by Section 409A of the Internal Revenue Code.

10.           Effective Date and Duration of the Plan. This Plan shall become effective on the date on which the LTIP is approved by the shareholders of the Company and shall continue, unless terminated by action of the Board, until the expiration or termination of the LTIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.

11.           Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

12.           Change of Control. A “Change of Control” shall be deemed to have occurred upon the completion of any transaction or series of transactions that results in a “change in control event” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder.  In the event of the occurrence of a Change of Control, then, notwithstanding any contrary deferral payment election, the Stock Units credited to a Participating Director’s Deferred Stock Account as of the business day immediately prior to the effective date of the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer), or, if as a result of the Change of Control Common Stock is converted into stock or securities of another entity, or other property (including cash), then the Stock Units shall be converted into the number of shares, or amount of property, into which such number of whole shares of Common Stock would be converted.  Such whole number of shares of Common Stock shall be issued, or such other securities or property shall be distributed, to the Participating Director as soon as practical, but not more than 90 days, following the effective date of the Change of Control.

13.           Miscellaneous.

13.1.         Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

13.2          Section 409A.  The Plan shall be administered in accordance with Section 409A of the Internal Revenue Code, and the regulations promulgated thereunder.  Without limiting the generality of the foregoing, in no event shall the Committee permit any change to the time or form of payment of any portion of a Participating Director’s Deferred Stock Account (including the payment of any dividend equivalents) unless the Committee determines that such change is permitted by Section 409A.

13.3.         Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.